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                                                               Exhibit (a)(1)(Q)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          WILLAMETTE INDUSTRIES, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON FRIDAY, FEBRUARY 8, 2002, UNLESS THE OFFER IS EXTENDED.

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares
(the "Shares") of common stock, $0.50 par value per share, of Willamette
Industries, Inc., an Oregon corporation ("Willamette" or the "Company"), or if applicable, certificates ("Rights Certificates") for the related rights to purchase shares of Series B Junior Participating Preferred Stock of Willamette
(the "Rights") issued pursuant to the Rights Agreement, dated as of February 25, 2000, between Willamette and Mellon Investor Services LLC (f/k/a
ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, are not immediately available (including, if the Distribution Date (as defined in the Offer to Purchase) has occurred, but Rights Certificates have not yet been distributed);
(ii) time will not permit all required documents to reach First Chicago Trust
Company of New York, as Depositary (the "Depositary"), prior to the Expiration
Date (as defined in the Offer to Purchase) or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights
Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
              BY MAIL:                           BY HAND:                    BY OVERNIGHT DELIVERY:

              EquiServe                          EquiServe                          EquiServe
    Corporate Actions Department        c/o Securities Transfer and       Corporate Actions Department
           P.O. Box 842010               Reporting Services, Inc.              40 Campanelli Drive
        Boston, MA 02284-2010             Attn: Corporate Actions              Braintree, MA 02184
                                                Department
                                       100 William Street, Galleria
                                            New York, NY 10038

                                               BY FACSIMILE:
                                     (For Eligible Institutions Only)
                                              (781) 575-4826
                                                    or
                                              (781) 575-4827
                                     CONFIRMATION RECEIPT OF FACSIMILE
                                            BY TELEPHONE ONLY:
                                              (781) 575-4816

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Company Holdings, Inc., a Washington corporation (the "Purchaser") and a wholly owned subsidiary of Weyerhaeuser
Company, a Washington corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 29, 2000 (as amended and supplemented, the "Offer to Purchase"), the supplement thereto dated
May 7, 2001 and the second supplement thereto dated January 28, 2002 and in the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and/or Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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

Name(s) of Record Holder(s)                          Number of Shares
-------------------------------------------          -------------------------------------------
-------------------------------------------          Number of Rights
                                                     -------------------------------------------
-------------------------------------------
                     PLEASE                          Certificate Nos. (if available)
PRINT                                                -------------------------------------------
-------------------------------------------
                                                     -------------------------------------------
-------------------------------------------
Address(es)                                          -------------------------------------------
--------------------------------------------
                                             ZIP     (Check box if Shares and/or Rights will be
CODE                                                 tendered by book-entry transfer)
-------------------------------------------
Daytime Area Code and Tel. No.                       / / The Depository Trust Company
--------------------------------------------         Account Number at Book Entry Transfer
                                                     Facility
-------------------------------------------          -------------------------------------------
Signature(s)
                                                     Dated
                                                     -------------------------------------------

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

                                 GUARANTEE
                   (Not to be used for signature guarantee)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares and, if applicable, such Rights, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within (a) three NYSE trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NYSE trading days of the date hereof and (ii) three business days after the date Rights Certificates are distributed to the shareholders by Willamette. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or
Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
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Name of Firm ___________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No. _________________________________________________________

________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Name ___________________________________________________________________________
                              PLEASE TYPE OR PRINT

Title __________________________________________________________________________

Dated __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
      CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.